                                                                     EXHIBIT 4.2


                                                                  EXECUTION COPY
                                                                  --------------
                                                                   July 13, 1993

                             HOUSTON BIOTECHNOLOGY
                                  INCORPORATED

                                      AND

                        MELLON SECURITIES TRUST COMPANY

                                AS WARRANT AGENT


                         _____________________________

                               WARRANT AGREEMENT

                            Dated as of May 24, 1993

                         _____________________________

                               WARRANT AGREEMENT

                              TABLE OF CONTENTS/*/


RECITALS...................................................  1

SECTION 1.      Appointment of Warrant Agent...............  1

SECTION 2.      Form and Execution of Warrant
                Certificates...............................  2

SECTION 3.      Registration; Countersignature.............  3

SECTION 4.      Registration of Transfers; Exchanges
                of Warrant Certificates....................  3

SECTION 5.      Term of Warrants; Exercise of
                Warrants; Exercise Price...................  4

SECTION 6.      Payment of Taxes...........................  6

SECTION 7.      Mutilated or Missing Warrant
                Certificates...............................  6

SECTION 8.      Reservation of Warrant Shares..............  7

SECTION 9.      Obtaining Stock Exchange Listings..........  8

SECTION 10.     Adjustments................................  8

SECTION 11.     No Impairment..............................  17

SECTION 12.     Fractional Interests.......................  18

SECTION 13.     Notices to Warrant Holders.................  18


SECTION 14.     Reports to Warrant Holders.................  19

SECTION 15.     Merger, Consolidation or Change of
                Name of Warrant Agent......................  20

SECTION 16.     Concerning the Warrant Agent...............  20

SECTION 17.     Change of Warrant Agent....................  22


------------------
/*/ This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

SECTION 18.     Identity of Transfer Agent.................  23

SECTION 19.     Notices to Company and Warrant Agent.......  23

SECTION 20.     Supplements and Amendments.................  24

SECTION 21.     Successors.................................  24

SECTION 22.     Termination................................  24

SECTION 23.     Governing Law..............................  24

SECTION 24.     Benefits of this Agreement.................  24

SECTION 25.     Counterparts...............................  25

SECTION 26.     Attorneys' Fees............................  25

SECTION 27.     Severability of Provisions.................  25

Form of Warrant Certificate................................  1

                                                                     EXHIBIT 4.2

                               WARRANT AGREEMENT


     WARRANT AGREEMENT dated as of May 24, 1993 (the "Agreement") between HOUSTON BIOTECHNOLOGY INCORPORATED, a Delaware corporation (the "Company"), and MELLON SECURITIES TRUST COMPANY, a New York trust company, as Warrant Agent (the "Warrant Agent").


                                   RECITALS:


     WHEREAS, the Company proposes to issue Warrants, as hereinafter described (the "Warrants"), to purchase up to 3,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, subject to increase in the number of shares sufficient to implement the Adjustment Feature described in the Company's Registration Statement on Form S-1 (Registration No. 33-56236), and further subject to increase in and further subject to adjustment as provided in
Section 10 hereof; the shares of Common Stock, or pursuant to Section 10 hereof, other securities issuable upon the exercise of the Warrants, are referred to herein as the "Warrant Shares"; each Warrant entitles the holder thereof to purchase one share of Common Stock, subject to adjustment as provided in Section 10 hereof; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of Warrants and other matters as provided herein; and

     WHEREAS, the Company and the Warrant Agent wish to define the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered holders of the Warrants (the "Holders");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      SECTION 1. Appointment of Warrant Agent.  The Company hereby appoints the
                 ----------------------------
Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

      SECTION 2. Form and Execution of Warrant Certificates.
                 ------------------------------------------

          2.1    Form of Warrant Certificates.  The certificates evidencing the
                 ----------------------------
Warrants (the "Warrant Certificates") shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto, shall be dated the date on which countersigned by the Warrant Agent, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or otherwise affixed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed, or to conform to usage.

          2.2    Execution of Warrant Certificates.  Warrant Certificates shall
                 ---------------------------------
be executed on behalf of the Company by its President or any Vice President and signed by its Secretary and have affixed thereon a facsimile of the Company's seal. Each such signature upon the Warrant Certificates may be manual or facsimile.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before countersignature and delivery by the Warrant Agent, such Warrant Certificates, nevertheless, may be countersigned, issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer. Upon countersignature by the Warrant Agent and delivery, the Warrant Certificate shall be valid and binding upon the Company and the Holder thereof shall be entitled to all of the benefits of this Agreement.

          2.3    Temporary Certificates.  Until definitive Warrant Certificates
                 ----------------------
are ready for delivery, the Company may prepare and the Warrant Agent may countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of the definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Upon the listing of the Warrants as described in Section 9(a), the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates in exchange for temporary Warrant Certificates. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

      SECTION 3. Registration; Countersignature.
                 ------------------------------

          3.1    Registration.  The Warrant Agent, on behalf of the Company,
                 ------------
shall number and register the Warrant Certificates in a register (the "Warrant Register") maintained at the corporate trust office or agency of the Warrant Agent (the "Office") as they are issued by the Company. The Company and the Warrant Agent may deem and treat the Holder of any Warrant as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, notwithstanding any notice to the Company or the Warrant Agent to the contrary.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at the Office. The Company shall supply the Warrant Agent from time to time with such number of copies of this Agreement as the Warrant Agent may request.

          3.2    Countersignature.  The Warrant Certificates shall be manually
                 ----------------
countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the President, a Vice President or the Treasurer of the Company, initially countersign, issue and deliver Warrant Certificates entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrant Certificates as otherwise provided in this Agreement.

      SECTION 4. Registration of Transfers; Exchanges of Warrant Certificates.
                 ------------------------------------------------------------

          4.1    Registration of Transfers.  Subject to compliance with the
                 -------------------------
restrictions on transfer in this Agreement and subject to Section 6 hereof, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate on the Warrant Register maintained at the Office, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant

Agent, duly endorsed by the Holder thereof or by such Holder's appointed legal representative or attorney-in-fact, or accompanied by proper evidence of succession, assignment or authority to transfer. The signature of such Holder, legal representative or attorney-in-fact shall be guaranteed by a qualified Medallion Guarantee member. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any such registration of transfer in such name or names as may be directed in writing by the Holder, the Warrant Agent shall countersign and deliver a new Warrant Certificate(s) without charge to such Holder, except as set forth in
Section 7 hereof, to the person or persons entitled to receive the same and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

          4.2    Exchanges of Warrant Certificates.  Each Warrant Certificate
                 ---------------------------------
may be exchanged at the option of the Holder without charge to such Holder thereof when surrendered to the Warrant Agent at the Office properly endorsed in the manner described in subsection 4.1 hereof for another Warrant Certificate(s) of like tenor and representing in the aggregate a like number of Warrants. Thereupon, the Warrant Agent shall countersign and deliver to the person(s) entitled thereto a new Warrant Certificate(s) as so requested. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in a manner satisfactory to the Company.

      SECTION 5.       Term of Warrants; Exercise of Warrants; Exercise Price.
                       ------------------------------------------------------

          5.1    Term of Warrants.  Subject to the provisions of this Agreement,
                 ----------------
each Holder shall have the right, which may be exercised during the period (the "Exercise Period") commencing at the time of original issuance of the Warrants and ending at 5:00 p.m., New York City time, on June 30, 1998 (the "Expiration Time"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants and payment of the Exercise Price (as defined below) for such Warrant Shares. Each Warrant not exercised prior to the Expiration Time shall automatically become void and no longer outstanding.

          5.2    Exercise of Warrants.  During the Exercise Period (and provided
                 --------------------
that a current prospectus is on file with the Securities and Exchange Commission, and an exemption is available therefor under applicable state securities laws or, if required, the Warrant Shares have been registered or qualified under applicable state securities laws), a Warrant may be exercised in whole or in part upon surrender to the Warrant Agent at the Office of the Warrant Certificate(s) evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof (the "Purchase Form") duly completed and signed, which signature shall be guaranteed by a qualified Medallion Guarantee member, and upon payment to the Warrant Agent, for the account of the Company, of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made by certified check payable to the order of the Company. The Company agrees to use its reasonable best efforts to maintain on file (at any time when the Market Price of the Common Stock exceeds the Exercise Price then in effect) a prospectus relating to the issuance and sale of Warrant Shares pursuant to the exercise of the Warrants.

          Subject to the provisions of Section 6 hereof, upon due exercise of the Warrants and surrender of the Warrant Certificate with the Purchase Form and payment of the Exercise Price as aforesaid, the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate(s) for the number of full Warrant Shares so purchased, together with cash in respect of any fractional Warrant Shares otherwise issuable upon exercise. Such certificate(s) shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares, as of the latest of the date of the surrender of such Warrant Certificate, surrender of the Purchase Form and payment of the Exercise Price.

          The Warrants shall be exercisable as provided herein during the Exercise Period at the election of the Holder either in whole or from time to time in part. Only whole numbers of Warrants may be exercised. In the event that prior to the Expiration Time the Holder of the Warrant Certificate shall exercise fewer than all of the Warrants evidenced thereby, a new Warrant Certificate(s) evidencing the remaining unexercised Warrant(s) will be issued to such

Holder, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate(s) pursuant to the provisions of this Section 6 and of subsection 3.2 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          5.3  Exercise Price.  The price per share at which each Warrant Share
               --------------
shall be purchased upon exercise of each Warrant shall be (i) $5.00 during the period commencing at the time of original issuance of the Warrants and ending at 5:00 p.m., New York City time on June 30, 1995 and (ii) $10.00 during the period commencing July 1, 1995 and ending at the Expiration Time, in each case subject to adjustment pursuant to Section 10 hereof (the "Exercise Price").

      SECTION 6. Payment of Taxes.  The Company covenants and agrees that it
                 ----------------
will pay when due and payable all documentary, stamp and other taxes attributable to the issuance or delivery of the Warrant Certificates or of the Warrant Shares purchasable upon the exercise of Warrants; provided, however,
                                                          --------  -------
that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involving the issue of any Warrant Certificate(s) or any certificate(s) for Warrant Shares in a name other than that of the Holder of such transferred Warrant Certificate(s) or of the registered holder of such transferred certificate(s) for Warrant Shares and the Company shall not be required to issue or deliver such Warrant Certificate(s) or such certificate(s) for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

      SECTION 7. Mutilated or Missing Warrant Certificates. In the event that
                 -----------------------------------------
any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only, in case of a lost, stolen or destroyed certificate, upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction. A Holder applying for such substitute Warrant Certificate shall also comply with such other reasonable requests (including, without limitation, in the case of a lost, stolen or destroyed Warrant Certificate, a request to provide a letter of indemnification or an indemnity bond sufficient in the reasonable judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced) and pay such other reasonable charges as the Company or the Warrant Agent may reasonably prescribe.

  SECTION 8.  Reservation of Warrant Shares.   (a)   The Company shall at all
              -----------------------------
times keep reserved, free from preemptive rights, out of its authorized Common Stock or other securities of the Company issuable upon the exercise of the Warrants, a number of shares of Common Stock or such other securities sufficient to provide for the exercise of the right of purchase represented by the outstanding Warrants.

     A transfer agent, if appointed, for the Warrant Shares (the "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of Warrant Shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Company or such Transfer Agent the certificates representing Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company shall supply such Transfer Agent with such duly executed certificates for such purposes and shall provide or otherwise make available any cash which would be payable as provided in Section 12 hereof. Whenever the Warrant Agent countersigns and delivers certificates representing Warrant Shares pursuant to this Agreement, the Warrant Agent will promptly provide written notice thereof to the Transfer Agent. The Company shall furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto which are delivered to the Warrant Agent or transmitted to each

Holder pursuant to subsection 10.2 and Section 13 hereof.

     (b) Before taking any action which would cause an adjustment pursuant to
Section 10 hereof to reduce the Exercise Price below the then par value, if any, of the Warrant Shares, the Company will take any and all corporate action in compliance with all applicable laws which may, in the opinion of its counsel (including in-house or special counsel), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     (c) The Company covenants that all Warrant Shares will, upon issuance, be fully paid, nonassessable, free of preemptive rights and free from all taxes payable by the Company, liens, charges and security interests (except any liens, charges or security interests created or suffered to be created by any of the Holders) and will not be subject to any restrictions on voting or transfer thereof that are created by the Company except for such restrictions on voting or transfer provided in this Agreement, the Restated Certificate of Incorporation or Bylaws of the Company, as they may be amended from time to time or as otherwise provided by law.

      SECTION 9. Obtaining Stock Exchange Listings. The Company will from time
                 ---------------------------------
to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock or other securities issuable upon the exercise of the Warrants are then listed.

      SECTION 10.      Adjustments.
                       -----------

          10.1 The number and kind of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment (provided, that in no event may the Exercise Price be less than the par value of
---------
a share of Common Stock) from time to time upon the happening of certain events occurring on or after the date of original issue of the Warrants as follows:

     (a) In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another entity (other than a merger with another entity in which the Company is the surviving entity and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding securities issuable upon exercise of the Warrants) or in the case of a sale or conveyance in a single transaction or in a series of related transactions with the same purchaser or affiliates thereof of all or substantially all the assets of the Company as an entity, the Holders shall have, and the Company, or such successor entity or purchaser, shall covenant in the constituent documents effecting any of the foregoing transactions that the Holders do have, the right to obtain upon the exercise of the Warrants, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money and property receivable, upon such reclassification, change, consolidation or merger, or conveyance or sale of assets, by a holder of one share of Common Stock issuable upon exercise of the Warrants as if they had been exercised immediately prior to such reclassification, change, consolidation or merger, or conveyance or sale of assets. The constituent documents effecting any reclassification, change, consolidation or merger, or conveyance or sale of assets shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this paragraph (a). The provisions of this paragraph (a) shall similarly apply to successive reclassifications, changes, consolidations or mergers, or conveyances or sales of assets.

     (b) If the Company at any time while any of the Warrants are outstanding shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as at the effective date of such combination or, if the Company shall take a record of holders of its

Common Stock for the purpose of so combining, as at such record date, whichever is earlier.

     (c) If the Company at any time while any of the Warrants are outstanding shall pay to any holders of securities of the Company a dividend payable in, or make any other distribution of, Common Stock, the Exercise Price shall be adjusted, as at the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividend, except to the extent such payment of cash is treated as a dividend payable out of profits or surplus legally available for the payment of dividends under the laws of the State of Delaware).

     (d) If the Company at any time while any of the Warrants are outstanding shall issue any additional shares of Common Stock (otherwise than as provided in paragraphs (a) through (c) of this subsection 10.1) at a price per share less than the average Price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance (the "Market Price") by the Board of Directors of the Company (the "Board of Directors"), then the Exercise Price upon each such issuance shall be adjusted to that price determined by multiplying the Exercise Price by a fraction:

          (i) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and (2) the consideration, if any, received and deemed received by the Company upon the issuance of such additional shares of Common Stock, and

          (ii) the denominator of which shall be the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

     No adjustment of the Exercise Price shall be made in an amount less than 1%, but any such lesser adjustment shall be carried forward and shall be made at the time of the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to 1% or more. Further, no adjustments of the Exercise Price shall be made under this paragraph (d) upon the issuance of any additional shares of Common Stock that (x) are issued pursuant to thrift plans, stock purchase plans, stock bonus plans, stock option plans, employee stock ownership plans and other incentive or profit sharing arrangements for the benefit of employees or scientific or business consultants (including directors) ("Employee Benefit Plans") that otherwise would cause an adjustment under this paragraph (d); (y) are issued pursuant to any Common Stock Equivalent (i) which was outstanding on the date of this Agreement or (ii) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to paragraph (e) of this subsection 10.1 or (iii) if no adjustment was required pursuant to paragraph (e) of this subsection 10.1; or
(z) are Warrant Shares.

     The Price per share of Common Stock on any day means the average (mean) of the reported "high" and "low" sales prices for such shares as reported in The
                                                                          ---
Wall Street Journal's American Stock Exchange-Composite Transactions listing for
-------------------
such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, then the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average of the closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the Board of Directors in good faith. The "average" Price per share of the Common Stock for any period shall be determined by dividing the sum of the Prices determined for the individual trading days in such period by the number of trading days in such period.

     (e) In case the Company shall issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, "Common Stock Equivalent"), or if, after any such issuance, the price per share for which additional shares of Common Stock may be issuable thereunder is amended, then the Exercise Price upon each such issuance or amendment shall be adjusted as provided in paragraph (d) of this subsection 10.1 hereof on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (b) the date of actual issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent; provided, however, that no adjustment shall be made pursuant to this
            --------
paragraph (e) unless the consideration received and receivable by the Company per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price.
No adjustment of the Exercise Price shall be made under this paragraph (e) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Exercise Price then in effect upon the issuance of such warrants or other rights pursuant to this paragraph (e).

     (f) The following provisions shall be applicable to the making of adjustments in the Exercise Price hereinbefore provided in this subsection 10.1:

          (i) The consideration received by the Company shall be deemed to be the following: to the extent that any additional shares of Common Stock or any Common Stock Equivalent shall be issued for cash consideration, the consideration received by the Company therefor, or, if such additional shares of Common Stock or Common Stock Equivalent are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalent are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors, as evidenced by a certified resolution of the Board of Directors delivered to the Warrant Agent setting forth such determination. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalent shall be the consideration received by the Company for issuing such Common Stock Equivalent, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalent. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalent in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalent (which shall not be deemed to be a dividend payable in, or other distribution of, Common Stock under Section (c)(i) above) a consideration equal to the amount of such dividend so paid or satisfied.

          (ii) Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the Exercise Price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the Exercise Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of paragraph (d) of this subsection 10.1 after the issuance of such Common Stock Equivalent) had the adjustment of the Exercise Price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in subparagraph (i) of this paragraph (f)) shall be deemed to have been received by the Company.

          (iii) The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or its subsidiaries.

          (iv) For the purposes of this subsection 10.1, the term "shares of Common Stock" shall mean shares of (i) the class of stock designated as the Common Stock of the Company at the date hereof or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) of this subsection 10.1, the Warrants shall entitle the Holders to purchase any securities other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this subsection 10.1, and the provisions of Section 6 and subsections 10.2 through 10.6, inclusive, with respect to the Warrant Shares shall apply on like terms to any such other securities.

     (g) The Exercise Price in effect from time to time shall be calculated to four decimal places and rounded to the nearest thousandth.

          10.2   Notice of Adjustment to Exercise Price. Whenever the Exercise
                 --------------------------------------
Price is required to be adjusted as provided in this Section 10, the Company shall forthwith compute the adjusted Exercise Price and shall prepare a certificate setting forth such adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall forthwith be filed with the Warrant Agent and the Transfer Agent; and thereafter, until further adjusted, the adjusted Exercise Price shall be as set forth in such certificate, provided that the computation of such adjusted Exercise Price shall be reviewed at least annually by the independent public accountants regularly employed by the Company and said accountants shall file a corrected certificate, if required, with the Warrant Agent and the Transfer Agent. The Company shall mail or cause to be mailed to the Holders at least semi-annually, a statement setting forth the adjustments, if any, made in the applicable Exercise Price and not theretofore reported to the Holders, and the reasons for such adjustment.

          10.3   Voluntary Reduction.  (a)  The Company may at its option, but
                 -------------------
shall not be obligated to, at any time during the term of the Warrants provided for in subsection 5.1 hereof, reduce the then current Exercise Price by any amount selected by the Board of Directors; provided that if the Company elects
                                           --------
so to reduce the then current Exercise Price, such reduction shall be irrevocable during its effective period and remain in effect for a minimum of 20 days following the date of such election, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction. Whenever the Exercise Price is reduced, the Company shall mail to the Holders a notice of the reduction at least 15 days before the date the reduced Exercise Price takes effect, stating the reduced Exercise Price and the period for which such reduced Exercise Price will be in effect.

          (b) The Company may make such decreases in the Exercise Price, in addition to those required or allowed by this Section 10, as shall be determined by it, as evidenced by a certified resolution of the Board of Directors delivered to the Warrant Agent, to be advisable in order to avoid or diminish any income tax to Holders resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

          10.4   Deferral of Issuance or Payment.  In any case in which
                 -------------------------------
subsection 10.1 hereof shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and
(ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided, however, that the Company shall deliver
                               --------- -------
to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          10.5   Form of Warrant Certificates.  Irrespective of any adjustments
                 ----------------------------
in the Exercise Price or the kind of Warrant Shares purchasable upon the exercise of the Warrants, Warrant Certificates evidencing such Warrants theretofore or thereafter issued may continue to express the same price and number and kind of Warrant Shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

          10.6   Adjustment of Number of Shares.  (a) Upon each adjustment of
                 ------------------------------
the Exercise Price pursuant to paragraph (b), (c), (d) or (e) of subsection 10.1 hereof, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to four decimal places and rounded to the nearest thousandth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

          (b) The Company may elect on or after the date of any adjustment of the Exercise Price, in lieu of making any adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant as provided in paragraph (a) above, to issue additional Warrants representing the right to purchase the number of additional Warrant Shares purchasable upon the exercise of a Warrant as provided in paragraph (a) above resulting from such adjustment of the Exercise Price. Each of the Warrants outstanding after such election shall be exercisable for the number of Warrant Shares for which a Warrant was exercisable immediately prior to such adjustment. The Company shall make a public announcement of its election to issue additional Warrants, indicating the record date for such issuance of additional Warrants, and, if known at the time, the number of additional Warrants to be issued. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least ten days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this paragraph (b), the Company shall, as promptly as practicable, cause to be distributed to Holders of Warrant Certificates on such date, Warrant Certificates evidencing, subject to paragraph (c) below, the additional Warrants to which such Holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such Holders in substitution and replacement for the Warrant Certificates held by such Holders prior to the date of such adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such Holders shall be entitled after such adjustment. Warrant Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the Holders of Warrant Certificates on the record date specified in the public announcement.

          (c) The Company shall not be required to issue fractions of Warrants, or to distribute Warrant Certificates or scrip evidencing fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the Holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the price of one Warrant (determined in the manner analogous to that provided in Section 10.1(c) for a share of Common Stock), computed as of the trading day immediately prior to the date on which such fractional Warrants would have been otherwise issuable.

      SECTION 11.      No Impairment.  Without limiting the generality of the
                       -------------
foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Warrant Shares to be issued upon the exercise of the Warrants from time to time outstanding will, when issued be fully paid and nonassessable, and (ii) will not take any action which results in any adjustment if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purpose of issuance upon such exercise.

      SECTION 12.      Fractional Interests.  The Company shall not issue
                       --------------------
fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrants, the Company shall pay to the Holder an amount in cash equal to the Price per share of Common Stock (or other securities issuable upon the exercise of the Warrants) (as defined in paragraph
(d) of subsection 10.1 hereof) computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction (but in no event less than an amount equal to such fraction multiplied by the Exercise Price in effect at such time).

      SECTION 13.      Notices to Warrant Holders.  In the event:
                       --------------------------

          (i) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or sale of all or substantially all of the assets of the Company, or of any reclassification or change of the Common Stock or other securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants); or

          (ii) the Company shall declare any dividend (or any other distribution), other than regular cash dividends, on the Common Stock; or

          (iii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class or series of capital stock; or

                 (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be sent to each Holder at such Holder's address appearing on the Warrant Register, at least 30 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date for the determination of the holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) entitled to receive any such dividends or other distribution, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock (or other securities issuable upon the exercise of the Warrants), or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock (or other securities issuable upon the exercise of the Warrants) shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, issuance, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holder thereof any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent or to receive notice in respect of the meetings of stockholders or the election of the Board of Directors or any other matter.

      SECTION 14.      Reports to Warrant Holders.  The Company will cause to be
                       --------------------------
delivered, by first-class mail, postage prepaid, to each Holder at such Holder's address appearing on the Warrant Register, a copy of any reports delivered by the Company to the holders of Common Stock of the Company.

      SECTION 15.      Merger, Consolidation or Change of Name of Warrant Agent.
                       --------------------------------------------------------
Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment
                    --------
as a successor to the Warrant Agent under the provisions of Section 17 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement and any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases, such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases, such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

      SECTION 16.      Concerning the Warrant Agent.  The Warrant Agent
                       ----------------------------
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrants, shall be bound:

          16.1   Correctness of Statements.  The statements contained herein and
                 -------------------------
in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Unless otherwise provided in this

Agreement, the Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates.

          16.2   Breach of Covenants.  The Warrant Agent shall not be
                 -------------------
responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          16.3   Reliance on Counsel.  The Warrant Agent may consult at any time
                 -------------------
with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          16.4   Reliance on Documents.  The Warrant Agent shall incur no
                 ---------------------
liability or responsibility to the Company or to any Holder for any action taken in reliance on any Warrant Certificate, certificate representing shares of capital stock of the Company, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          16.5   Compensation.  The Company agrees to pay to the Warrant Agent
                 ------------
reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or bad faith.

          16.6   Other Transactions in Securities of the Company.  Except as
                 -----------------------------------------------
prohibited by law, the Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          16.7   Liability of Warrant Agent.  The Warrant Agent shall act
                 --------------------------
hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          16.8   Adjustments to Exercise Price or Number of Warrant Shares.  The
                 ---------------------------------------------------------
Warrant Agent shall not at any time be under any duty or responsibility to any Holder to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          SECTION 17.        Change of Warrant Agent.  The Warrant Agent may
                             -----------------------
resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, specifying a date when such resignation shall take effect, which notice shall be sent at least 30 days prior to the date so specified, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient in the exercise of its sole discretion. Upon such resignation, the Warrant Agent shall give notice in writing by first-class mail, postage prepaid, to each Holder of a Warrant Certificate at his address appearing in the Warrant Register. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days' notice in writing, mailed to the Warrant Agent or any successor warrant agent and to the Transfer Agent by registered or certified mail, and to the holders of Warrant Certificates by first-class mail at their addresses appearing in the Warrant Register. If the Warrant Agent shall resign, be removed or otherwise become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by a Holder, then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Not later than the effective date of any appointment, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent, and shall forthwith publish a copy of such notice once in a newspaper customarily published on each business day, printed in the English language and of general circulation in The City of New York. The Holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent; thereafter the Company shall appoint a successor to such Warrant Agent. Any successor to the Warrant Agent need not be approved by the former Warrant Agent. After appointment, the successor to the Warrant Agent shall thereupon be the Warrant Agent and shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.


          SECTION 18.  Identity of Transfer Agent. Forthwith upon the
                       --------------------------
appointment of any Transfer Agent for the Common Stock or any other securities of the Company issuable upon the exercise of the Warrants or any successor thereto, the Company shall file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

          SECTION 19.        Notices to Company and Warrant Agent.  Any notice
                             ------------------------------------
or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Holder to or on the Company shall be delivered in person or by facsimile transmission, by courier guaranteeing overnight delivery or mailed by first-class mail or registered mail, postage prepaid, (i) to the Company (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                 Houston Biotechnology Incorporated
                 3608 Research Forest Drive
                 The Woodlands, Texas  77381
                 Telecopy:  (713) 363-3715
                 Attention:  Chief Financial Officer

and (ii) to the Warrant Agent (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                 Mellon Securities Trust Company
                 120 Broadway, 33rd Floor
                 New York, New York 10271

     Any notice pursuant to this Agreement by the Company or the Warrant Agent to any Holder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered to such Holder at its address on the Warrant Register.

     Notices delivered personally shall be effective at the time delivered by hand, notices sent by mail shall be effective four days after mailing, notices sent by facsimile transmission shall be effective when receipt is acknowledged and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to such courier.

      SECTION 20.      Supplements and Amendments.  The Company and the Warrant
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters in questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders. Otherwise, the Company, when authorized by its Board of Directors, and the Warrant Agent, together with the written consent of the holders of at least 66-2/3% of the outstanding Warrants may amend or supplement this Agreement.

      SECTION 21.      Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 22.      Termination.  This Agreement shall terminate on the
                       -----------
fifteenth day following the later to occur of (i) the Expiration Time and (ii) the date on which Warrant Shares have been issued upon the exercise of all Warrants pursuant hereto.

      SECTION 23.      Governing Law.  The laws of the State of Texas shall
                       -------------
govern this Agreement and the Warrant Certificates without regard to principles of conflicts of law.

      SECTION 24.      Benefits of this Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or entity other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

      SECTION 25.      Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 26.      Attorneys' Fees.  In any action or proceeding brought by
                       ---------------
the Company, the Warrant Agent or the Holders to enforce any provision of this Agreement or the Warrant Certificates, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

      SECTION 27.      Severability of Provisions.  Any provision of this
                       --------------------------
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                             HOUSTON BIOTECHNOLOGY
                             INCORPORATED



                             By:_____________________________
                                   J. Russell Denson
                                   President



                             MELLON SECURITIES TRUST
                             COMPANY

                             By:_____________________________
                             Name:___________________________
                             Title:__________________________

                                                                    EXHIBIT A TO
                                                               WARRANT AGREEMENT


                         [ Form of Warrant Certificate]

                                     [Face]


                              VOID AFTER 5:00 P.M.
                      NEW YORK CITY TIME ON June 30, 1998

No. __________                            __________ Warrants


                       HOUSTON BIOTECHNOLOGY INCORPORATED

                              WARRANT CERTIFICATE

     This Warrant Certificate ("Warrant Certificate") certifies that, for value received, _____________________________________, or its registered assigns (the
"Holder"), is the registered owner of the number of Warrants ("Warrants") set forth above, each expiring at 5:00 p.m. New York City time on June 30, 1998 (the "Expiration Time") and entitling the owner hereof to purchase prior to the Expiration Time, as set forth in the Warrant Agreement referred to on the reverse hereof, the number of fully paid and nonassessable shares of common stock, par value $.01 per share (the "Common Stock"), of Houston Biotechnology Incorporated, a Delaware corporation (the "Company"), which is equal to the number of Warrants set forth above, at the initial exercise price of $5.00 per share, increasing to $10.00 per share after June 30, 1995 (the "Exercise Price"). The Warrants evidenced hereby may be exercised in whole or in part by surrender of this Warrant Certificate with the Purchase Form on the reverse hereof duly completed and signed and the simultaneous payment of the Exercise Price at the corporate trust office or agency of Mellon Securities Trust Company or any successor thereto (the "Warrant Agent"), subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number and kind of Warrant Shares (as defined in the Warrant Agreement) issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Warrant may be exercised after the Expiration Time, and each Warrant not exercised prior to the Expiration Time shall automatically become void and no longer outstanding.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth herein.

     This Warrant Certificate shall not be valid for any purpose unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

     The laws of the State of Texas shall govern this Warrant Certificate without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, Houston Biotechnology Incorporated has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

                             Houston Biotechnology Incorporated

[Corporate Seal]

                             By:_______________________
                                   J. Russell Denson
                                   President


____________________________________
Secretary


Dated:

Countersigned: Mellon Securities Trust Company
                 (New York, New York)

__________________________________
as Warrant Agent


By: ________________________________
     Authorized Officer

                         [Form of Warrant Certificate]

                                   [Reverse]

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants exercisable prior to 5:00 p.m. New York City time on June 30, 1998 (the "Expiration Time"), entitling the holder on exercise to receive shares of common stock, par value $.01 per share (the "Common Stock"), of Houston Biotechnology Incorporated (the "Company") and are issued pursuant to the certain Warrant Agreement dated as of May 24, 1993 (the "Warrant Agreement"), by and between the Company and Mellon Securities Trust Company, as warrant agent (such warrant agent, or any successor thereto, hereinafter referred to as the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained without charge by the holder hereof upon written request to the Company or the Warrant Agent.

     Warrants may be exercised, as provided in the Warrant Agreement, at any time in whole or in part from time to time prior to the Expiration Time at the initial exercise price of $5.00 per share, increasing to $10.00 per share after June 30, 1995 (the "Exercise Price"). The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering this Warrant Certificate, with the Purchase Form set forth hereon properly completed and signed, together with payment of the Exercise Price, at the corporate trust office or agency of the Warrant Agent.

     Payment of the Exercise Price shall be made by certified check payable to the order of the Company.

     In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants not exercised. Only whole numbers of Warrants may be exercised.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the number or kind of Warrant Shares purchasable upon the exercise of a Warrant may, subject to certain conditions, be adjusted. The Board of

Directors of the Company, in its discretion, may reduce the Exercise Price. No fractional shares of Common Stock may be issued upon the exercise of any Warrant(s) evidenced hereby; in lieu thereof, a cash payment will be made as provided in the Warrant Agreement.

     Warrant Certificates, when surrendered at the corporate trust office or agency of the Warrant Agent by the holder thereof in person or by legal representative or attorney-in-fact duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for new Warrant Certificate(s) of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the corporate trust office or agency of the Warrant Agent, a new Warrant Certificate(s) of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrant Agreement, the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

     For residents of the State of Ohio, Warrants may not be exercised unless at the time of exercise the underlying shares of Common Stock are exempt or are the subject matter of an exempt transaction or are registered by description, coordination or qualification, or, at the time of such exercise, are the subject matter of a transaction which has been registered by description.

                                 PURCHASE FORM

                   (To be executed upon exercise of Warrant)


          The undersigned hereby irrevocably elects to exercise _________ Warrants evidenced by this Warrant Certificate, and herewith tenders in payment for such exercise payment of the Exercise Price in full, in the form of a certified check payable to the order of Houston Biotechnology Incorporated in the amount of $_______, all in accordance with the terms hereof. The undersigned requests that the Warrant Shares or other securities receivable upon exercise be in fully registered form and registered in such name and delivered, together with any other property receivable upon exercise, as specified below. If said number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered as set forth below.

           Issue to:

 ______________________________________________
(Name)

 ______________________________________________
(Address, including zip code)

 ______________________________________________
(Social security or other identifying number)

           Deliver to:

 ______________________________________________
(Name)

 ______________________________________________
(Address, including zip code)

Dated: ___________________

____________________________________
(Insert social security or other
identifying number of Holder)



                                Signature: ____________________

                                NOTE:      Signature must conform in all
                                           respects to name of Holder as
                                           specified on the face of this Warrant
                                           Certificate in every particular,
                                           without alteration or enlargement or
                                           any change whatsoever, unless this
                                           Warrant Certificate has been
                                           assigned.


Signature Guarantee: ______________________
     Signature(s) must be guaranteed by a
     qualified Medallion Guarantee member

                                   ASSIGNMENT

(To be executed only upon assignment of the Warrant Certificate)



          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ (name and address of assignee must be printed or typewritten) the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ Attorney-in-fact, to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.


Dated: ________________________



                                   ______________________________
                                   Signature of Registered Holder


                              NOTE: The above signature must correspond with the name as written on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.



Signature Guarantee: _______________________
     Signature(s) must be guaranteed by a
     qualified Medallion Guarantee member